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DIGITAL FUSION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2002
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTOR ATTENDANCE
BOARD COMMITTEE MEMBERSHIP
OTHER EXECUTIVE OFFICERS OF DIGITAL FUSION
EXECUTIVE COMPENSATION SUMMARY TABLE
OPTION GRANTS DURING FISCAL 2001
AGGREGATED OPTION EXERCISES DURING FISCAL 2001 AND FISCAL 2001 YEAR-END OPTION VALUES
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
EXPENSES
ANNUAL REPORT

April 16, 2001

Dear Stockholder:

     It is my pleasure to invite you to the 2002 Annual Meeting of Stockholders of Digital Fusion, Inc. The 2002 Annual Meeting will be held on May 29, 2002 at 10:00 a.m., local time, at the law offices of Bush Ross Gardner Warren & Rudy PA, 220 South Franklin Street, Tampa, Florida.

     The notice of the meeting and proxy statement on the following pages contains information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and appreciated.

Sincerely,

ROY E. CRIPPEN, III, Chief Executive Officer and President

DIGITAL FUSION, INC.
400 North Ashley Drive, Suite 2600
Tampa, Florida 33602

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2002

______________________

To our Shareholders:

     The Annual Meeting of Stockholders of Digital Fusion, Inc. formerly known as IBS Interactive, Inc. (“Digital Fusion” or the “Company”) will be held on May 29, 2002 at the law offices of Bush Ross Gardner Warren & Rudy PA, 220 South Franklin Street, Tampa, Florida at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect five directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Pender Newkirk & Company as the independent auditors for Digital Fusion for the fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at this Meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose relating to the Meeting during ordinary business hours at the executive offices of the Company in Tampa, Florida.

By Order of the Board of Directors,

Elena I. Crosby, Secretary

Tampa, Florida
April 16, 2002

IMPORTANT

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON AT THE MEETING.

DIGITAL FUSION, INC.
400 North Ashley Drive, Suite 2600
Tampa, Florida 33602

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 29, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of Digital Fusion, Inc. formerly known as IBS Interactive, Inc. (“Digital Fusion” or the “Company”) to be held on May 29, 2002 at 10:00 a.m., local time, at the law offices of Bush Ross Gardner Warren & Rudy PA, 220 South Franklin Street, Tampa, Florida, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election of the five director nominees listed below to serve until the next Annual Meeting of Stockholders, and (ii) ratification of appointment of Pender Newkirk as independent auditors for Digital Fusion for the fiscal year ending December 31, 2002. The record date with respect to this solicitation is the close of business on April 16, 2002, and only stockholders of record at that time will be entitled to notice of and to vote at the meeting.

     Our principal executive office is located at 400 North Ashley Drive, Suite 2600, Tampa, Florida 33602 and our telephone number is (813) 221-0024. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. Each proxy may be revoked by the stockholder at any time prior to its being voted by filing with us a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holder will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. The approximate date on which this proxy statement and accompanying proxy has first been mailed to stockholders is April 25, 2002.

     As of March 31, 2002, 7,163,936 shares of our common stock, par value $.01 per share, were outstanding. Each stockholder will be entitled to one vote for each share of common stock registered in his or her own name on the books of the Company as of the close of business on April 16, 2002, on all matters that come before the meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. All other matters that properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Votes shall be counted by one or more employees of Continental Stock Transfer and Trust Company (our “Transfer Agent”) who shall serve as the inspectors of election. The inspectors of election will canvas the stockholders present in person at the meeting, count their votes and count the votes represented by proxies presented. With respect to approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are only considered present at the meeting for the particular proposals voted by brokers but not for particular proposals for which the broker withheld authority to vote. Broker non-votes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

PROPOSAL 1 – ELECTION OF DIRECTORS

     The five persons named below, who are currently members of our Board of Directors, have been nominated for reelection to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

     The Board of Directors recommends a vote “FOR” the slate of nominees named below.

     Nicholas R. Loglisci, Jr., 40. Mr. Loglisci has served as our Chairman of the Board since the Company’s inception in February 1995. In July 2001, Mr. Loglisci became the President and COO of Time Link International Corporation (a privately-held company) a leading provider of workforce management and data collection solutions. From February 1995 to July 2001, Mr. Loglisci served with Digital Fusion as its Chief Executive Officer. Prior to founding the Company, Mr. Loglisci gained corporate experience in a variety of sales, marketing and management positions while working for Motorola Inc. and the Allen Telecom Group. Prior to his corporate experience, Mr. Loglisci served as an officer in the U.S. Army from May 1985 to July 1990. Mr. Loglisci is a graduate of both the U.S. Army’s Airborne and Ranger schools. Mr. Loglisci holds a BS degree in Engineering from the United States Military Academy and an MBA degree from New York University’s Stern School of Business.

     Roy E. Crippen, III, 43. Mr. Crippen has served as a director of the Company since March 2000. Mr. Crippen became our Chief Executive Officer in July 2001 and has served as President since October 2000. Prior to joining the Company, he was Chief Executive Officer of digital fusion, inc., a company that Digital Fusion acquired in March 2000. Before digital fusion, Mr. Crippen was one of the original founders of PowerCerv Technologies Corporation (“PowerCerv”), an Enterprise Resource Planning (“ERP”) software company he helped take public in 1996. During his time with PowerCerv, Mr. Crippen held several key positions including Executive Vice President, Chief Technology Officer, and Vice Chairman. In 1996, Mr. Crippen was co-recipient of the Florida Entrepreneur of the Year award in the technology division. Mr. Crippen was Florida Regional Manager for Spectrum Associates, an application development and consulting company before joining PowerCerv. Mr. Crippen holds a degree in computer engineering from the University of South Florida.

     Bruce E. Fike, 58. Mr. Fike has served as a director of the Company since April 2000 and chairs the compensation committee. Since 1991, Mr. Fike serves as Chairman of Aldenshire Ltd., an investment corporation. Mr. Fike is an advisor to Moeo in Los Angeles, CA and Link2Cell in Atlanta, GA, and a director of MyBenefitSource, in Atlanta. Mr. Fike serves as a member of the executive committee of the Center for Puppetry Arts, a not-for-profit Atlanta-based organization. He holds a BS degree in Mathematics and Management Science from the University of Akron and studied corporate law at the University of Tennessee College of Law.

     Ahmad AlKhaled, 35. Mr. AlKhaled has served as a director since April 2000. Mr. AlKhaled has been the Chief Operating Officer of TBV Holdings Limited since March 2000. Mr. AlKhaled is also the Assistant Deputy Director and head of the Investment Funds Division at the Kuwait Fund for Arab Economic Development’s Investment Department, which he joined in September 1995. He also serves on the board of directors of VennWorks LLC, a New York based creator and operator of leading-edge technology companies, Brask & Co, a U.K.-based Investment Bank, and Tech Pacific, a Hong Kong-based technology services company. Mr. AlKhaled holds a BA degree from California State University.

     O. G. Greene, 60. Mr. Greene became a director of the Company in January 2001 and chairs the audit committee. Mr. Greene currently is Chairman and Chief Executive Officer of Skylight Corporation, a company providing on-line banking services to the unbanked. Mr. Greene has also served as Chief Executive of Enhanced Telecom Services since 1999. Enhanced Telecom is a company providing consulting services to the telecommunications industry. Mr. Greene served as Chief Executive Officer of Speer Communications, a Nashville, Tennessee provider of information and media services to the broadcast and network industries from October 1997 to February 1999. From June 1996 to July 1997, Mr. Greene served as Chief Executive Officer of Gridnet International, an enhanced service provider in the telecommunications industry located in Atlanta, Georgia. From May 1992 to June 1995, Mr. Greene served as the Senior Executive Vice President and Chief Operating Officer of First Financial Management Corporation, a firm providing payment system services to the credit card, check and healthcare industries. From February 1990 to May 1992, Mr. Greene served as the Chief Executive Officer of National Data Corporation, a firm providing payment system services to the credit card and health care industries. Mr. Greene also serves on the board of directors of PowerCerv Corporation and PreSolutions Corporation.

DIRECTOR ATTENDANCE

     Our Board of Directors met seven times and acted seventeen times by unanimous written consent during the fiscal 2001. Each Director attended more than 75% of the total number of meetings of the Board and Committees of the Board of Directors on which he served.

     The Board of Directors has standing Executive, Compensation and Audit Committees.

BOARD COMMITTEE MEMBERSHIP

Name	Executive Committee	Compensation Committee	Audit Committee

Nicholas R. Loglisci, Jr.		*
Roy E. Crippen, III	*	*	*
Ahmad S. AlKhaled	**		*
Bruce E. Fike		**
O.G. Greene			**

* Member
** Chair.

Executive Committee. The primary function of the Executive Committee is to review the Company’s operations on an ongoing basis, discuss ways to increase shareholder value, and make recommendations to the Board of Directors concerning the management of the Company. In fiscal year 2001, the Executive Committee held no meetings. The Board dissolved the committee on October 30, 2001.

Audit Committee. The functions of the Audit Committee and its activities during fiscal year 2000 are described below under the heading Report of the Audit Committee. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the Nasdaq Stock Market of new rules governing audit committees. Based upon this examination, the Board confirmed that two of the three members of the Audit Committee are “independent” within the meaning of the Nasdaq’s new rules. The Audit Committee met five times during fiscal 2001.

Compensation Committee. The Compensation Committee is charged with Subject to existing contractual obligations, the Compensation Committee is responsible for setting and administering the policies that govern executive compensation and the granting of employee stock options. The Compensation Committee met three times and acted four times by unanimous written consent during fiscal 2001.

     We do not have a nominating committee. This function is performed by the Board of Directors.

OTHER EXECUTIVE OFFICERS OF DIGITAL FUSION

     Karen L. Surplus, 42. Ms. Surplus has served as our Chief Financial Officer and Treasurer since January 2001 and previously was our Vice President of Administration since March 2000. Prior to joining us, she was the Vice President of Finance of digital fusion, inc. Prior to her position with digital fusion, Ms. Surplus was Chief Accounting Officer of PowerCerv Corporation, which she helped take public in 1996. Before her time at PowerCerv, she spent ten years at Florida Progress Corporation and its subsidiaries, the last position held being Controller and Assistant Treasurer with the Financial Services subsidiary. Ms. Surplus spent four years with Arthur Andersen public accounting firm where she received her Certified Public Accounting license. Ms. Surplus holds a BA degree in Business from Kansas State University and an MBA degree from the University of Tampa.

     Elena I. Crosby, 36. Ms. Crosby has served as our Director of Legal Affairs and Secretary since December 2000. Prior to joining us, she served as Corporate Paralegal for PowerCerv Corporation, handling corporate, SEC, and intellectual properties as that company was taken public in 1996. Before her time at PowerCerv, she spent five years at a prominent litigation firm in Miami. Ms. Crosby previously spent six years as Compliance Manager for two major brokerage firms where she was responsible for NASD and SEC compliance as well as trading for institutional accounts.

Certain Relationships and Related Transactions

     In September and October 1999, Mr. Stephen Loglisci, the brother of Nicholas R. Loglisci, Jr., the Chairman of the Board of Directors of the Company, purchased $300,000 in convertible debentures issued by the Company (the “1999 Convertible Debentures”). The 1999 Convertible Debentures paid an interest rate of 12% per year and were convertible into a subsequent equity offering by the Company with proceeds of at least $3 million. The 1999 Convertible Debentures were converted in December 1999 in connection with a $4.8 million private placement of units consisting of common stock and warrants offered by the Company (including $600,000 of proceeds from the conversion of the 1999 Convertible Debentures). In connection with the conversion, Mr. Stephen Loglisci received three units consisting of an aggregate 30,000 shares of common stock and warrants to purchase 7,500 shares of common stock at $12.50 per share. In addition, Mr. Stephen Loglisci received warrants to purchase an additional 6,840 shares at $12.50 per share.

     During March 2000, the Company purchased digital fusion, inc. (“DFI”), an information technology consulting services company. For his ownership interests in DFI, Roy E. Crippen, III received 399,396 shares of the Company’s common stock and a promissory note in the original principal amount of $215,891 and bearing interest at the rate of 6% per annum. A balloon payment equal to the remaining principal balance on the note and all accrued interest is due on March 1, 2003. Roy E. Crippen, III joined the Board of Directors of the Company in March 2000 and is the Company’s current Chief Executive Officer and President.

     In April 2000, Tekbanc Limited purchased $5 million in equity securities issued by the Company in 45.45 units consisting of 454,545 shares of common stock at a price of $11.00 per share and three-year warrants to purchase 113,636 shares of common stock at $13.75 per share. Ahmad Al-Khaled, Chief Operating Officer of Tekbanc, joined the Board of Directors of the Company in April 2000 and received three-year warrants to purchase 60,000 shares of common stock at $13.75 per share. Mr. Al-Khaled was named to the Executive Committee of the Board of Directors of the Company in April 2000 and the Audit Committee of the Board of Directors of the Company in July 2000. Tekbanc had a right to purchase an additional 45.45 units consisting of 454,545 shares of common stock at a price of $11.00 per share and three-year warrants to purchase 113,636 shares of common stock at an exercise price of $13.75 per share. Tekbanc’s right to purchase these shares and warrants expired on August 1, 2000.

     In September 2000, the Company purchased the original equipment manufacturing rights to a financial accounting software package developed by PowerCerv Technologies Corporation (“PowerCerv”). The purchase price was $350,000, which approximates fair market value, of which $140,000 was paid in the third quarter of 2000, $105,000 was paid on December 31, 2000 and $105,000 was paid during 2001. Roy Crippen, III, the Company’s Chief Executive Officer and President, is a member of the Board of Directors of PowerCerv.

     On October 13, 2000, the Company entered into a consulting services agreement with PowerCerv. The Company provides consulting services to PowerCerv at $130 per hour for a total of $350,000. PowerCerv paid Digital Fusion a $150,000 deposit, the next $50,000 was paid by PowerCerv and the remaining $150,000 of services was paid by reducing a long-term note that the Company owes to PowerCerv related to the Company’s acquisition of digital fusion, inc. in March 2000.

     During April 2001, the Company sold its web hosting and non-dial-up business to Veraciti, Inc. for $200,000 cash and $60,000 worth of services to complete certain customer projects. In addition, Veraciti assumed certain leases obligations of the Company related to the web hosting and non-dial-up business and subleased 4,000 square feet of the Company’s office space located in Cedar Knolls, New Jersey. The Company recorded a $211,000 loss related to this sale. Veraciti is owned by Frank Altieri, a former member of the Board of Directors of Digital Fusion.

     On October 9, 2001, the Company entered into a consulting services agreement with PowerCerv to provide PowerCerv with the right to license the derivative works created from its web-based iCRM product for $27,500. This was paid to the Company during 2001.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board on August 2, 2000.

     The Audit Committee reviewed and discussed the Company’s December 31, 2001 audited financial statements with the Company’s management and have discussed with Pender Newkirk & Company (“PNC”), our independent auditors for our 2001 financial statements, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended with respect to those statements.

     The audit committee has received written disclosures and a letter from PNC as required by the Independence Standards Board 1, Independence Discussions with Audit Committees, and the committee has discussed the issue of auditor independence with PNC.

     Based on this review and these discussions, we recommended to the board of directors that these audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

     PNC did not provide any services other than annual audits and quarterly reviews.

Members of the Audit Committee
O.G. Greene	/s/ O.G. Greene

Ahmad AlKhaled	/s/ Ahmad AlKhaled

Roy E Crippen, III	/s/ Roy E. Crippen, III

Audit and Non-Audit Fees

Audit Fees

     The aggregate fees billed for professional services rendered by our principal accountants for the audit of the Company’s annual financial statements and its 401(k) plan and the quarterly reviews for the year ended December 31, 2001 was $132,000.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PNC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     There were no fees billed by PNC for non-audit services other than services covered above.

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and its other most highly compensated executive officers for the three years ended December 31, 2001.

EXECUTIVE COMPENSATION SUMMARY TABLE

	Annual Compensation				Long-Term Compensation

				Other	Restricted	Securities	All
Name and Principal				Annual	Stock	Underlying	Other
Position (6)	Year	Salary	Bonus	Compensation(1)	Awards	Options	Compensation

Roy E. Crippen, III	2001	$135,500	$0	$8,831	$0	125,000	$0
Chief Executive Officer	2000	$83,333	$0	$0	$0	150,000	$0
and President (2)
Karen L. Surplus	2001	$135,500	$0	$2,150	$0	105,000	$0
Chief Financial	2000	$91,667	$0	$0	$0	65,000	$0
Officer (3)
Nicholas R. Loglisci, Jr.	2001	$80,479	$0	$3,780	$0	75,000	$12,423 (5)
Former Chief Executive	2000	$125,294	$0	$7,200	$0	50,000	$0
Officer (4)	1999	$115,000	$0	$7,200	$0	5,000	$0

(1)	All other annual compensation was below the minimum threshold required to be reported.
(2)	Mr. Crippen’s employment with Digital Fusion commenced on March 1, 2000 when a private company named digital fusion, inc. was acquired.
(3)	Ms. Surplus’s employment with Digital Fusion commenced on March 1, 2000 when a private company named digital fusion, inc. was acquired.
(4)	Mr. Loglisci, Jr. resigned as Chief Executive Officer during July 2001. The 2001 options were issued to Mr. Loglisci for services performed as the Chairman of our Board of Directors.
(5)	Represents payments related to Mr. Loglisci’s termination agreement and unused vacation.
(6)	All other officers made below the minimum threshold required to be reported.

     The following table summarizes options granted during the year ended December 31, 2001, to the executive officers named in the Summary Compensation Table above.

OPTION GRANTS DURING FISCAL 2001

	Number of
	Securities	Percent of Total Options	Exercise
	Underlying Options	Granted to Employees	Price Per
Name	Granted (1),(2)(3)(4)	in Fiscal Year (5)	Share	Expiration Date

Roy E. Crippen III	125,000(1)	11.44%	$0.40	December 12, 2011

Karen L. Surplus	80,000(2)	9.61%	$0.29	July 2, 2011
	25,000(3)		$0.40	December 12, 2001

Nicholas R. Loglisci, Jr.	75,000(4)	6.86%	$0.40	December 12, 2011

(1)	The options granted to Mr. Crippen vest ratably each month over an 18-month period.
(2)	The options granted to Ms. Surplus vest ratably each month over a 36-month period.
(3)	The options granted to Ms. Surplus vest ratably each month over a 24-month period.
(4)	Mr. Loglisci resigned from the Company during July 2001. These options were issued to Mr. Loglisci for his services performed as the Chairman of our Board of Directors. These options vest ratably each month over an 18-month period.
(5)	During the year ended December 31, 2001, Digital Fusion granted employees options to purchase 1,092,858 shares of common stock under our Stock Option Plans.

AGGREGATED OPTION EXERCISES DURING FISCAL 2001
AND
FISCAL 2001 YEAR-END OPTION VALUES

     The following table shows the number of shares underlying both exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table as of the year ended December 31, 2001, and the values for exercisable and unexercisable options.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options
	Shares		at December 31, 2001		at December 31, 2001(1)
	Acquired on	Value
Name	Exercise ($)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roy E. Crippen, III	0	0	131,250	143,750	$0	$16,250
Karen L. Surplus	0	0	58,333	111,667	$3,200	$19,250
Nicholas R. Loglisci, Jr.	0	0	55,000	75,000	$0	$9,750

(1)	Options are in-the-money if the market value per share of the shares underlying the options is greater than the option exercise price. This calculation is based on the fair market value at December 31, 2001 of $0.53 per share, less the exercise price.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for their reasonable expenses in connection with attendance at meetings of the Board of Directors. All directors who are not employees (the “Eligible Directors”) may participate (as directors) in our Stock Option Plans. Upon the initial election of an Eligible Director, such director is granted an option to purchase 25,000 shares of common stock (the “Initial Options”). The Initial Options become exercisable in full on the date of grant. In addition, immediately after each Annual Meeting of Stockholders, each Eligible Director reelected will receive an option to purchase 5,000 additional shares of common stock (the “Annual Options”) per quarter. Each Committee Chairperson will receive an additional option to purchase 1,000 additional shares of common stock (the “Annual Options”) per quarter. The Initial Options and Annual Options have a term of ten years and an exercise price payable in cash or shares of common stock. The exercise price of Initial Options and Annual Options will be equal to the fair market value of our common stock on the date of grant. Eligible Directors will receive such additional compensation for their service as the Board of Directors may determine from time to time. Eligible directors receive $2,000 per scheduled Board of Director’s meeting attended in person; $500 per scheduled Board of Director’s meeting attended via teleconference; $1,000 per Board of Director’s meeting attended via teleconference if travel costs would exceed $500 and no compensation for teleconference-only Board of Director’s meetings.

     In May 2001, we purchased an aggregate of $3,000,000 of directors and officers liability insurance for indemnification of all of our directors and officers at a cost of approximately $70,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-OF-CONTROL ARRANGEMENTS

Employment Agreements

     In March 2000, we entered into a three-year employment agreement with Mr. Crippen, pursuant to which Mr. Crippen is employed as our Chief Executive Officer. Mr. Crippen is entitled to compensation consisting of an annual base salary in the amount of $100,000. In addition, Mr. Crippen is entitled to a base salary increase of 20% per year, a bonus based on the achievement of certain performance criteria, including our profitability, and a monthly automobile allowance. In the event that we terminate Mr. Crippen, without cause, we will be required to pay to him his annual base salary for a period of two years after termination and options and restricted stock then held by such executive will automatically vest. Mr. Crippen is also subject to certain non-competition, confidentiality and non-disclosure of invention obligations pursuant to his employment agreement.

     The employment agreement entered into between Mr. Crippen and the Company contains a change of control provision. In his employment agreement, a change of control (hereinafter, an “Employment Agreement Change of Control”) is defined as either (1) a transaction that results in a person other than Mr. Crippen (or any person or entity related to or controlled by them) becoming the owner of more than 50% of the total aggregate voting power of our outstanding voting stock; or (2) a period of two consecutive years, during which individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the directors then in office unless such majority of the directors then in office has been elected or nominated for election by Mr. Crippen (or any person or entity related to or controlled by them).

     The employment agreement of Mr. Crippen provides that if, upon an Employment Agreement Change of Control, or at any time within one year thereafter, the executive is no longer employed by us for any reason other than for cause or the executive’s death, disability or legal incapacity, the executive shall be entitled to receive a lump sum payment equal to two times the amount of his annual base salary then in effect plus any other amounts to which he is entitled under our employee compensation plans and policies as of the date of termination.

     During 2000, Mr. Loglisci was employed as our Chief Executive Officer. Mr. Loglisci tendered his resignation effective July 1, 2001 and his employment agreement was terminated by an Employment Termination Agreement. In accordance with his termination agreement, the Company paid Mr. Loglisci a payment of $16,769.

Mr. Loglisci’s family medical and dental coverage will continue through December 31, 2001, and his 55,000 options are completely vested and remain exercisable until the option agreements expiration dates. Mr. Loglisci continues to be the Chairman of the Company’s Board of Directors.

     During 2000, Mr. Howard Johnson was employed as our Chief Financial Officer. Mr. Johnson tendered his resignation effective February 1, 2001 and his employment agreement was terminated by mutual agreement of Mr. Johnson and us. The Company agreed to vest 25,000 of Mr. Johnson’s options, which expire on February 15, 2004.

     During 2000, Mr. Altieri was employed as our Chief Information Officer. Mr. Altieri resigned from the Company effective November 15, 2000 and his employment agreement was terminated by an Employment Termination Agreement dated March 30, 2001. The Company agreed to vest 50,000 of Mr. Altieri’s options, which expire on February 15, 2004.

     Mr. Jeffrey Brenner was our Chief Operating Officer through May 2000. Mr. Brenner’s employment agreement was terminated by a termination agreement effective May 31, 2000. Mr. Brenner received seven monthly payments of $12,853.81 for certain consulting services. Mr. Brenner’s family medical and dental coverage continues through December 31, 2001. In accordance with his termination agreement, he was granted an additional 25,000 options and all options including the additional 25,000 which totals 122,500 are completely vested and remain exercisable until May 31, 2005.

1998 and 1999 and 2000 Stock Option Plans

     Effective as of March 10, 1998, we adopted the 1998 Digital Fusion, Inc. Stock Option Plan (the “1998 Stock Option Plan”) and effective as of May 7, 1999 we adopted the 1999 Digital Fusion, Inc. Stock Option Plan (the “1999 Stock Option Plan”). Effective as of June 9, 2000, we adopted the 2000 Digital Fusion, Inc. Stock Option Plan (the “2000 Stock Option Plan”). Stock options granted under the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2000 Stock Option Plan become exercisable in certain situations, including termination of employment without cause, after a change of control as defined in each of the 1998 Stock Option Plan, 1999 Stock Option Plan and 2000 Stock Option Plan (a “Stock Option Change of Control”).

     A Stock Option Change of Control is deemed to occur if any of the following events occur:

(i) Any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a) becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of Digital Fusion’s then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of Digital Fusion; or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of Digital Fusion, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of Digital Fusion or for any other matter or question.

(ii) During any period of 24 consecutive months, Present Directors and/or New Directors (each as defined in the 1998, 1999 or 2000 Stock Option Plan) cease for any reason to constitute a majority of the Board.

(iii) Consummation of (a) any consolidation or merger of Digital Fusion occurs in which Digital Fusion is not the continuing or surviving corporation or pursuant to which shares of our stock would be converted into cash, securities or other property, other than a merger of Digital Fusion in which the holders of Digital Fusion’s stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Digital Fusion occurs.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002 by: (i) each person or entity who is known by Digital Fusion to own beneficially 5% or more of the outstanding shares of common stock, (ii) each of the executive officers named in the Summary Compensation Table above, (iii) each director, and (iv) all of our executive officers and directors as a group.

	Amount and
	Nature
	of Beneficial	Percentage of
Name and Address of Beneficial Owner(14)	Ownership(1)	Class(2)

Nicholas R. Loglisci, Jr.(3)	464,924	6.4%
Roy Crippen III(4)	837,830	11.4%
Karen L. Surplus (5)	106,097	1.5%
Ahmad Al-Khaled (6)	115,000	1.6%
Bruce Fike (7)	69,000	*
O. G. Greene. (8)	66,000	*
Tekbanc Limited (9)	643,170	8.7%
Frank R. Altieri, Jr. (10)	423,435	5.9%
Clark and Carla Frederick (11),(12)	380,735	5.3%
Sean Mann (13)	403,376	5.5%
All executive officers and directors as a group (6 persons)	1,658,851	21.5%

*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days of March 31, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(2)	7,163,936 shares of common stock are outstanding as of March 31, 2002.
(3)	Includes 80,833 shares of common stock Mr. Loglisci has the right to acquire through the exercise of stock options.
(4)	Includes 153,472 shares of common stock Mr. Crippen has the right to acquire through the exercise of stock options.
(5)	Includes 69,097 shares of common stock Ms. Surplus has the right to acquire through the exercise of stock options.
(6)	Includes 115,000 shares of common stock Mr. Al-Khaled has the right to acquire through the exercise of warrants and options.
(7)	Includes 69,000 shares of common stock Mr. Fike has the right to acquire through the exercise of stock options.
(8)	Includes 66,000 shares of common stock Mr. Greene has the right to acquire through the exercise of stock options.
(9)	Includes 188,625 shares of common stock that Tekbanc Limited has the right to acquire through the exercise of warrants.
(10)	Includes 50,000 shares of common stock Mr. Altieri has the right to acquire through the exercise of stock options.
(11)	Mr. Frederick and Carla Frederick own these shares as joint tenants.
(12)	Includes 15,000 shares of common stock that Mr. Frederick has the right to acquire through the exercise of stock options.
(13)	Includes 105,000 shares of common stock that Mr. Mann has the right to acquire through the exercise of stock options.
(14)	Unless otherwise indicated, the address of each beneficial owner is 400 N. Ashley, Suite 2600, Tampa, FL 33602.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed Pender Newkirk & Company as the Company’s independent auditors for the fiscal year ending December 31, 2002. Pender Newkirk & Company has served as the Company’s independent auditors since September 27, 2001. Services provided to the Company in fiscal 2001 included audit of the consolidated financial statements of the Company for the year ended December 31, 2001, the examination of the Company’s consolidated financials statements and the Company’s 401(k) plan, limited review of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various accounting matters.

     Representatives of Pender Newkirk & Company will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Pender Newkirk & Company as the independent auditors for fiscal 2002.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described above to be presented at the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 2001.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at our 2003 Annual Meeting of Stockholders, and to be included in our proxy statement relating to the 2003 Annual Meeting, must be received at our principal executive offices by December 31, 2002. In accordance with the advance notice provisions contained in our By-laws, our Secretary must receive notice of a stockholder’s intent to propose any business at the 2003 Annual Meeting by December 31, 2002.

EXPENSES

     We will bear all expenses in connection with the solicitation of proxies. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by personal interview, telephone or facsimile. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding proxies and proxy statements to the beneficial owners of our common stock.

ANNUAL REPORT

     A copy of our Annual Report to Stockholders (which includes our annual report on Form 10-KSB) is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, calling or e-mailing Karen L. Surplus, Chief Financial Officer, Digital Fusion, Inc., 400 North Ashley Drive, Suite 2600, Tampa, Florida 33602, telephone (813) 221-0024, e-mail address ksurplus@digitalfusion.com.

By Order of the Board of Directors,

Elena I. Crosby
Secretary

DIGITAL FUSION, INC.
400 North Ashley Drive, Suite 2700
Tampa, Florida 33602

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 29, 2002

     The undersigned hereby appoints Roy E. Crippen, III and Karen L. Surplus, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Digital Fusion, Inc. held of record by the undersigned on April 16, 2002, at the annual meeting of shareholders to be held on May 29, 2002 or any adjournment thereof.

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as marked to the contrary below).		to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

Nicholas R. Loglisci, Jr., Roy E. Crippen, III, O.G. Greene, Bruce E. Fike, Ahmad AlKhaled

2.	PROPOSAL TO RATIFY THE SELECTION OF PENDER NEWKIRK & COMPANY AS DIGITAL FUSION, INC.’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

	☐ FOR		☐ AGAINST		☐ ABSTAIN

3.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	☐ FOR		☐ AGAINST		☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS IN ITEMS 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2002
PLEASE MARK, SIGN, DATE AND RETURN	Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
Signature if held jointly